UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2026

AKAMAI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Broadway

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Convertible Note Offering

On May 22, 2026, Akamai Technologies, Inc. (“Akamai”) completed its previously announced offering of 0.00% Convertible Senior Notes due 2030 (the “2030 Notes”) and 0.00% Convertible Senior Notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated as of May 19, 2026, entered into by and between Akamai and each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to persons reasonably believed to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate principal amount of the 2030 Notes sold in the offering was $1.75 billion, which includes $250.0 million in aggregate principal amount of 2030 Notes issued pursuant to the Initial Purchaser’s option to purchase additional 2030 Notes on the same terms and conditions, which the Initial Purchasers exercised in full on May 20, 2026, and the aggregate principal amount of the 2032 Notes sold in the offering was $1.75 billion, which includes $250.0 million in aggregate principal amount of 2032 Notes issued pursuant to the Initial Purchaser’s option to purchase additional 2032 Notes on the same terms and conditions, which the Initial Purchasers exercised in full on May 20, 2026.

Akamai used $236.6 million of the net proceeds from the offering of the Notes to pay the cost of the privately-negotiated convertible note hedge transactions described below (after such cost was partially offset by the proceeds to Akamai from the sale of warrants pursuant to the warrant transactions described below) and used approximately $350.0 million of the net proceeds from the offering of the Notes to repurchase 2,476,298 shares of Akamai’s common stock, as described below in Item 8.01.

Akamai intends to use the remaining net proceeds from the offering of the Notes to fund the accelerated capital expenditure requirements of the Cloud Infrastructure Services (CIS) business, prioritizing the rapid build-out of Akamai’s global footprint, and for general corporate purposes.

Indentures and the Notes

On May 22, 2026, Akamai entered into an indenture (the “2030 Notes Indenture”) with respect to the 2030 Notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and an indenture (the “2032 Notes Indenture” and, together with the 2030 Notes Indenture, the “Indentures”) with respect to the 2032 Notes with the Trustee. Under the Indentures, the Notes will be senior unsecured obligations of Akamai. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. Any special interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026 (if and to the extent special interest is then payable). The 2030 Notes will mature on May 15, 2030, and the 2032 Notes will mature on May 15, 2032, in each case, unless earlier converted or repurchased in accordance with their terms.

The 2030 Notes are convertible into shares of Akamai’s common stock at an initial conversion rate of 4.9650 shares per $1,000 principal amount of 2030 Notes (equivalent to an initial conversion price of approximately $201.41 per share of common stock), and the 2032 Notes are convertible into shares of Akamai’s common stock at an initial conversion rate of 5.2408 shares per $1,000 principal amount of 2032 Notes (equivalent to an initial conversion price of approximately $190.81 per share of common stock). The conversion rate for each series of Notes will be subject to adjustment in some events. The initial conversion price of the 2030 Notes represents a premium of approximately 42.5% and the initial conversion price of the 2032 Notes represents a premium of approximately 35.0%, in each case, to the $141.34 per share closing price of Akamai’s common stock on May 19, 2026.

Upon conversion of the Notes, Akamai will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Akamai’s common stock, or a combination of cash and shares of Akamai’s common stock, at Akamai’s election, in respect of the remainder, if any, of Akamai’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

Prior to the close of business on the business day immediately preceding January 15, 2030, the 2030 Notes will be convertible only upon the occurrence of certain events and will be convertible thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2030 Notes, and prior to the close of business on the business day immediately preceding January 15, 2032, the 2032 Notes will be convertible only upon the occurrence of certain events and will be convertible thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2032 Notes.

If certain corporate events described in the Indentures occur prior to the maturity dates, the conversion rates will be increased for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances.

The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes. If Akamai undergoes a “Fundamental Change,” as defined in the Indentures, subject to certain conditions and limited exceptions, holders may require Akamai to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

Each Indenture contains customary terms and covenants, including that upon certain events of default that are occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of the applicable series may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the Notes of such series to be due and payable.

The above description of the Indentures and the Notes is a summary only and is qualified in its entirety by reference to the 2030 Notes Indenture and 2032 Notes Indenture (and the Forms of Note included therein), which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

On May 19, 2026, in connection with the pricing of the Notes, Akamai entered into convertible note hedge transactions with one or more of the Initial Purchasers and/or their respective affiliates and other financial institutions (the “Option Counterparties”). Akamai also entered into warrant transactions with the Option Counterparties pursuant to which it sold warrants for the purchase of Akamai’s common stock. On May 20, 2026, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, Akamai entered into additional convertible note hedge transactions and additional warrant transactions with the Option Counterparties.

The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to shares of Akamai’s common stock upon any conversion of the Notes and/or offset any cash payments Akamai is required to make in excess of the principal amount of any converted Notes, as the case may be. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of Akamai’s common stock exceeds the relevant strike price of the warrants, unless Akamai elects, subject to certain conditions, to settle the warrants in cash.

The above description of the convertible note hedge transactions and the warrant transactions is a summary only and is qualified in its entirety by reference to the forms of the Call Option Transaction Confirmation and the Warrant Confirmation executed by Akamai and each Option Counterparty as of the dates specified above, forms of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act. Akamai does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. The warrants were sold to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. Additional information pertaining to the Notes, the shares of Akamai’s common stock issuable upon conversion of the Notes and the warrants is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the sale of the Notes, Akamai used approximately $350.0 million of the net proceeds of such sale to repurchase 2,476,298 shares of its common stock from purchasers of Notes in privately negotiated transactions effected through one or more of the Initial Purchasers or their affiliates, as Akamai’s agent. The purchase price of the common stock repurchased in such transactions was equal to the closing price per share of Akamai’s common stock on the date of the pricing of the offering, which was $141.34 per share.

Item 9.01.	Financial Statements and Exhibits.

4.1

Indenture (including form of Notes) with respect to Akamai’s 0.00% Convertible Senior Notes due May 15, 2030, dated as of May 22, 2026, between Akamai and U.S. Bank Trust Company, National Association, as trustee.

4.2

Indenture (including form of Notes) with respect to Akamai’s 0.00% Convertible Senior Notes due May 15, 2032, dated as of May 22, 2026, between Akamai and U.S. Bank Trust Company, National Association, as trustee.

10.1	Form of Call Option Transaction Confirmation between Akamai and each Option Counterparty.

10.2	Form of Warrant Confirmation between Akamai and each Option Counterparty.

104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Aaron S. Ahola
	Name:	Aaron S. Ahola
Date: May 22, 2026	Title:	Executive Vice President, General Counsel and Corporate Secretary